UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 AMENDMENT NO. 1 to FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Spartan Business Services Corporation
(Name of registrant as specified in its charter)

Nevada	8741	26-3751595
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2200 Timber Rose Drive
Las Vegas, Nevada 89134
(702) 250-4423
(Address and telephone number of registrant’s principal executive offices)

Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera, Esq. 2214 Torrance Boulevard, Suite 101 Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	4,000,000	$.01	$40,000	$1.57
$0.001

1	4,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Spartan Business Services Corporation

4,000,000 Shares of Common Stock
$0.01per share
$40,000 Maximum Offering

Spartan Business Services Corporation (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Spartan Business Services Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. Molly Blaszczak, the sole officer and director of Spartan Business Services Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Esq., Ltd., Escrow Agent f/b/o Spartan Business Services Corporation.  A Trust Account will hold all the subscription funds pending placement of the entire offering.  This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Spartan Business Services Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Spartan Business Services Corporation is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for Spartan Business Services Corporation’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	4,000,000	$0.01	$0.00	$40,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  SPARTAN BUSINESS SERVICES CORPORATION MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Spartan Business Services Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 200__.

PART I: INFORMATION REQUIRED IN PROSPECTUS

SPARTAN BUSINESS SERVICES CORPORATION
2200 TIMBER ROSE DRIVE
LAS VEGAS, NEVADA 89134

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Spartan Business Services Corporation”.

General Information about the Company

Spartan Business Services Corporation was incorporated in the State of Nevada on November 19, 2008.  Spartan Business Services Corporation is a development stage company with a principal business of offering general business services/consulting to start-up companies, small and medium business planning to expand, individuals, and other business and organizations.  We offer comprehensive services tailored to the client’s desired goal and needs.  The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity.  The advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, competition analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

Spartan Business Services Corporation is a development stage company that has not significantly commenced its planned principal operations. Spartan Business Services Corporation operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Formation of the Company;

2.	Development of the Spartan Business Services Corporation business plan;

3.	Initiated working on sales and marketing material;

4.	Conducted due diligence and identified four major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:
•	Individual Proprietors
•	Small Accounting and Consulting Businesses – less than 25 employees
•	Medium Accounting and Consulting Businesses
•	Large Auditing and Consulting Companies

Spartan Business Services Corporation is attempting to become operational and anticipates sales to begin approximately six months following the placement of our offering.  In order to generate revenues, Spartan Business Services Corporation must address the following areas:

1.
Finalize and implement our marketing plan:  In order to effectively market our services, the Company has adopted a focused marketing strategy that it needs to finalize and implement.  This all encompassing strategy is broken down into four major market segmentations.  While client satisfaction is paramount and an underscoring philosophy, the marketing strategy varies based on the size of the targeted client.

2.
Promoting our services as mutually beneficial: Referral relationships will be one key to our success.  One of our strategies is to offer our services to business where their clients require services that are beyond their internal manpower.  Spartan Business Services will portray a professional image and complete the services efficiently and cost effectively.  Conducting business in this manner will result in a positive reflection on our Company as well as the referring client.

3.
Constantly monitor our market: We plan to constantly monitor our targeted market segmentations and adapt to consumers needs, wants and desires.  To be successful we plan to evolve and diversify or expand our scope of services to satisfy our clients.

4.	Run our Company ethically and responsibly: Conduct our business and ourselves ethically and responsibly.

The Company believes that raising $40,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from services performed will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Spartan Business Services Corporation currently has one officer and director. This individual allocates time and personal resources to Spartan Business Services Corporation on a part-time basis and devotes approximately 10 hours a week to the Company.

As of the date of this prospectus, Spartan Business Services Corporation has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Spartan Business Services Corporation has administrative offices located on the premises of our President, Molly Blaszczak, which she provides on a rent free basis.  The address is 2200 Timber Rose Drive, Las Vegas, Nevada 89134.

Spartan Business Services Corporation’s fiscal year end is August 31.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,000,000 shares of common stock, par value $.001

Offering Price per Share:	$.01

Offering Period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned from the escrow account and returned to the investors, without interest or deduction.

Escrow Account:
The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Joseph L. Pittera, Esq. Escrow Agent f/b/o Spartan Business Services Corporation” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Spartan Business Services Corporation trust agent, Joseph L. Pittera, Esq. acts as legal counsel for Spartan Business Services Corporation and is therefore not an independent third party.

Net Proceed to Company:	$40,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	10,000,000 common shares

Number of Shares Outstanding
After the Offering:	14,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Spartan Business Services Corporation assets, book value, historical earnings, or net worth.

Spartan Business Services Corporation will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, salaries/contractors, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Spartan Business Services Corporation has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent identified is Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701, having a telephone number of (727) 289-0010.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Spartan Business Services Corporation common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Spartan Business Services Corporation financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

For the period from inception (November 19, 2008) to November 30, 2008

November 19, 2008
(Inception)
through
November 30, 2008

Revenues	$-

Operating expenses
General and administrative	2,825
2,825

(Loss) from operations	(2,825)

Other income (expense)
Interest income	-
Interest expense	-
Loss before income taxes	(2,825)

Income tax expense	-
Net (loss)	$(2,825)

Basic and diluted loss per common share	$(0.000)

Basic and diluted weighted average common shares outstanding	10,000,000

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

MOLLY BLASZCZAK, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS.  SHE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE.  THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Molly Blaszczak. While Ms. Blaszczak has business experience including management and marketing, she does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on November 19, 2008; we have not yet commenced our business operations and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Spartan Business Services Corporation has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Spartan Business Services Corporation begins to generate sufficient revenues to finance operations as a going concern, Spartan Business Services Corporation may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Spartan Business Services Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Spartan Business Services Corporation in the event it does not have adequate proceeds from this offering. However, Spartan Business Services Corporation believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR SERVICES. IF THE MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer services that the market needs and is willing to purchase is critically important to our success. We cannot be certain that the services we offer will be accepted by the market.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating services in the future.

THE LOSS OF THE SERVICES OF MOLLY BLASZCZAK COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Molly Blaszczak. If she were unable to perform her services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace her with another individual qualified to develop and market our services. The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE BUSINESS SERVICES INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE SERVICES THAT THE MARKET AND OTHER BUSINESSES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Spartan Business Services Corporation has many potential competitors in the business services industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to us.

Some of the Company’s competitors also offer a wider range of services; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, undertake more extensive marketing activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Spartan Business Service’s endeavors.  Spartan Business Services cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

SPARTAN BUSINESS SERVICES CORPORATION MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Spartan Business Services Corporation has limited capital resources. Unless Spartan Business Services Corporation begins to generate sufficient revenues to finance operations as a going concern, Spartan Business Services Corporation may experience liquidity and solvency problems. Such liquidity and solvency problems may force Spartan Business Services Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Spartan Business Services Corporation in the event it does not have adequate proceeds from this offering. However, Spartan Business Services Corporation believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Spartan Business Services Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Spartan Business Services Corporation is Molly Blaszczak who also serves as its Director, President, Secretary, and Treasurer.  Ms. Blaszczak acquired 7,500,000 restricted shares of Spartan Business Services Corporation common stock at a price per share of $0.001 for a $7,500 equity investment and acquired an additional 2,500,000 restricted shares of Spartan Business Services Corporation common stock at a price per share of $0.001 for services valued at $2,500.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Spartan Business Services Corporation common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE MOLLY BLASZCZAK, SPARTAN BUSINESS SERVICES CORPORATION’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF SPARTAN BUSINESS SERVICES CORPORATION ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Molly Blaszczak, Spartan Business Services Corporation’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Spartan Business Services Corporation security holders, including the election of directors. Ms. Blaszczak would retain 71.4% ownership in Spartan Business Services Corporation common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Spartan Business Services Corporation stockholders to receive a premium for their shares of Spartan Business Services Corporation common stock in the event Spartan Business Services Corporation enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Spartan Business Services Corporation. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,000 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Spartan Business Services Corporation business, financial condition, and prospects that reflect Spartan Business Services Corporation management’s assumptions and beliefs based on information currently available. Spartan Business Services Corporation can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Spartan Business Services Corporation assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Spartan Business Services Corporation’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the services that Spartan Business Services Corporation expects to market, Spartan Business Services Corporation’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Spartan Business Services Corporation functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Selling all of the shares in the offering will result in $40,000 gross proceeds to Spartan Business Services Corporation.  We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

Spartan Business Services Corporation intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	40,000	100.00

Offering Expenses
Legal & Professional Fees	1,500	3.75
Accounting Fees	3,500	8.75
Blue-sky fees	1,000	2.50
Total Offering Expenses	6,000	15.00

Net Proceeds from Offering	34,000	85.00

Use of Net Proceeds
Accounting Fees	2,500	6.25
Legal and Professional Fees	1,000	2.50
Office Equipment and Furniture	2,000	5.00
Office Supplies	500	1.25
Salaries/Contractors	11,000	27.50
Sales and Marketing	13,000	32.50
Working Capital [1]	4,000	10.00
Total Use of Net Proceeds	34,000	85.00

Total Use of Proceeds	40,000	100.00

Notes:

1 The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Spartan Business Services Corporation’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Spartan Business Services Corporation’s issued and outstanding stock. This is due in part because of the common stock issued to the Spartan Business Services Corporation officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. Spartan Business Services Corporation net book value on November 30, 2008 was $7,175. Assuming all 4,000,000 shares offered are sold, and in effect Spartan Business Services Corporation receive the maximum estimated proceeds of this offering from shareholders, Spartan Business Services Corporation net book value will be approximately $0.0034 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0066 per share while the Spartan Business Services Corporation present stockholder will receive an increase of $0.0027 per share in the net tangible book value of the shares that she holds. This will result in a 66.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in Spartan Business Services Corporation previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.0007

Book Value Per Share After the Offering	$0.0034

Net Increase to Original Shareholders	$0.0027

Decrease in Investment to New Shareholders	$0.0066

Dilution to New Shareholders (%)	66.00%

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to her for any Shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Molly Blaszczak, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Ms. Blaszczak will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In her endeavors to sell this offering, Ms. Blaszczak does not intend to use any mass-advertising methods such as the Internet or print media.

Ms. Blaszczak will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Ms. Blaszczak is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Ms. Blaszczak is an officer and director and will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Ms. Blaszczak is an officer and director and is not, nor will she be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Ms. Blaszczak is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Spartan Business Services Corporation (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Spartan Business Services Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  Molly Blaszczak, the sole officer and director of Spartan Business Services Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. See

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Spartan Business Services Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Spartan Business Services Corporation has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Spartan Business Services Corporation were to enter into such arrangements, Spartan Business Services Corporation will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Spartan Business Services Corporation has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Spartan Business Services Corporation has not identified the specific states where the offering will be sold. Spartan Business Services Corporation will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Esq., Escrow Agent f/b/o Spartan Business Services Corporation (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera, Esq., 2214 Torrance Boulevard, Torrance, California 90501.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Spartan Business Services Corporation until such a time as the entire offering is sold. If the entire offering is not sold, and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Offices of Joseph L. Pittera, Esq., Escrow Agent f/b/o Spartan Business Services Corporation, 2214 Torrance Boulevard, Torrance, California 90501.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Spartan Business Services Corporation reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Spartan Business Services Corporation accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Spartan Business Services Corporation’s authorized capital stock consists of 70,000,000 shares of common stock with a par value $.001, and 5,000,000 shares of preferred stock with a par value $.001 per share.

COMMON STOCK

Spartan Business Services Corporation’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

NON-CUMULATIVE VOTING

Holders of Spartan Business Services Corporation common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Spartan Business Services Corporation directors.

PREFERRED STOCK

Spartan Business Services Corporation has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Spartan Business Services Corporation stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Spartan Business Services Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Spartan Business Services Corporation does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Spartan Business Services Corporation will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to November 30, 2008, included in this prospectus has been audited by Moore & Associates Chartered, 6490 West Desert Inn Road, Las Vegas, Nevada 89146.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, Esq., 2214 Torrance Blvd., Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

Spartan Business Services Corporation incorporated in the State of Nevada on November 19, 2008 under the same name. Since inception, Spartan Business Services Corporation has not generated revenues and has accumulated losses in the amount of $(2,825) as of November 30, 2008. Spartan Business Services Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Spartan Business Services Corporation has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Spartan Business Services Corporation has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from services.  Spartan Business Services Corporation believes that, if it obtains the proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months.

Spartan Business Services Corporation’s administrative office is located at 2200 Timber Rose Drive, Las Vegas, Nevada 89134.

Spartan Business Services Corporation’s fiscal year end is August 31.

Business Overview

Spartan Business Services Corporation is a developmental stage Nevada Corporation with a principal business objective of offering general business services/consulting to start-up companies, small and medium business planning to expand, individuals, and other business and organizations.  We offer comprehensive services tailored to the client’s desired goal and needs.  The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity.  The advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, research on competitor analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

Spartan Business Services believes it has formulated a business model to succeed in a downsizing Corporate America and a turbulent economy we experienced the last half of 2008.  Originally, we hoped to launch our company during the early third quarter of 2008.  This is the timeframe where the United States, and for that fact the world, experienced and continues to experience economic difficulty.  We delayed the launch until now which gave us an opportunity to reassess our business model.  We performed the necessary due diligence and we believe we tailored a multifaceted business model to compete in the business services sector.

As Corporate America downsizes there are more and more skilled/talented people looking for employment.  We use the words skilled/talented to represent people with defined skill sets including auditing, corporate accounting, bookkeeping, public company compliance reporting, finance, business writing, and research and development.  While Corporate America downsizes, there are duty and reporting requirements that require compliance.  Our multifaceted business model has identified a number of these duties and plans to offer these services to business on an as needed basis.  Regardless of the service required, the Company has already identified skilled individuals to complete the services.  Phase I of operations calls for using contracted individuals to complete services while Phase II and beyond incorporates hiring employees to perform reoccurring contracted services.  The Company has identified several individuals that have the necessary skills/talents to launch the company in its initial phase.  We are confident that the Company will always be able to find skilled/talented people to perform virtually any task because of the diversity of the local talent pool.  Because of its desirable climate, Las Vegas is a popular destination for retirees.  It has been a growing trend in this country to offer early retirements and many of these people are very talented and have a desire to continue working especially on a part time basis.

Product Development

Product and service development will be under the direction of Molly Blaszczak.  Ms. Blaszczak has a background in marketing services on a local and national basis.  Under her direction, the Company plans to pursue product development based on the client needs and direction of the marketplace.  Initially, the Company plans to offer general business consulting/services consisting of compliance reporting, bookkeeping, business writing, finance, and research and development.  In addition, we will offer business plan writing services that will be marketed more towards individuals and referrals from accountants, lawyers and other business professionals.  The goal of Spartan Business Services Corporation is to offer competent and complete satisfaction to its customers

Industry Analysis

Competition in the general field of business consulting is quite intense.  Although numerous established companies offer a variety of services to different customer segments, Spartan Business Services Corporation considers competition in the small and medium size businesses marketplace to be modest.  It is our findings that customers in this segment strongly rely on a referral consultant’s professional qualifications and the ability to come up with viable solutions in a time and cost-effective manner to satisfy their clients’ needs.

Marketing

Spartan Business Services Corporation will adopt a focused marketing strategy based on the identified four major classifications of market segmentation.  These classifications include; individual proprietors, small accounting and consulting businesses with less than 25 employees, medium accounting/consulting businesses, and large auditing and consulting companies that have several hundred employees.

Individual Proprietors
The Company plans to market to this segment of the market by networking with individuals, business acquaintances, and professionals in complementing businesses.  Spartan Business Services Corporation will market services as an added-value business relationship.  In turn, this segment will refer their clients to us with needs that are outside of their area of expertise.

Marketing to this segment poses challenges because success will depend upon an ambitious campaign including word-of-mouth and personal relationships.  Despite the challenges associated with cultivating business from this segment, the Company performed due diligence on the market classifications and the results indicate that this is the fastest growing segment.

Small Accounting and Consulting Businesses
The classification of this segment includes businesses with less than 25 employees.  Based on our classifications, marketing to this segment will require a strategy similar to individual proprietors.  The marketing strategy will emphasize networking with individuals, business acquaintances and professionals.  The goal to attracting business is by offering our services as a value added benefit to their clients’ needs.

Medium Accounting and Consulting Businesses
Procuring business from this segment will be somewhat more conventional and we have plans for a frugal marketing campaign that is target market driven.  Due diligence performed by the Company revealed that this market segment has the most potential to generate revenue consistently on a short-term and long-term basis.

The Company’s primary planned marketing strategy targets building long-term customer relationships, which will result in repeat business.  Since our core business is business services/consulting, we plan to market our company as a competent and reliable referral source.  We will place emphasis on our services that address the needs of smaller clients that the company may not have the resources to satisfy internally or which they have not found a competent and reliable referral source.

Large Auditing and Consulting Companies
Spartan Business Services Corporation is finalizing a marketing strategy to attract clients and business from this segment.  We will guarantee the same competent end services as the firms with the recognizable well-known names.  Our goal is to attract business that the large companies consider too small and have no interest in pursuing.  Our marketing campaign is geared towards attracting referrals from large companies while assuring them that their referrals will receive the same level of attention they extend to their large clients.

Growth Strategy of the Company

Our mission is to maximize shareholder value through expanding the scope of services offered while continually evaluating and cultivating new and alternative revenue generating opportunities.  While a strategic and wisely executed referral based marketing campaign is vital to expanding our client base, providing superior service and reliability will ensure a solid operation built for long-term success.

The overall objective is to focus efforts towards our specialized services and to become a leader in this service driven sector.  Generating sufficient cash flow to finance future growth and development is a key factor to growing and expanding the business at a rate that is both challenging and manageable.

Competitor Analysis

Spartan Business Services Corporation has many potential competitors in the business consulting services industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to our Company.   Some of the Company’s competitors also offer a wider scope of services and have greater name recognition.  Competitors include large accounting firms that also have extensive customer bases.

The Company has identified, analyzed, and broke down the competition into four major classes.  These include individual proprietors, small accounting/consulting businesses, medium accounting/consulting businesses with employees in the range of 6 and 25 employees, and large auditing and consulting companies that have a minimum of several hundred employees.

12 Month Growth Strategy and Milestones

The Company planned the goals and milestones based on raising $40,000 through the offering.  We have prudently budgeted the $40,000 to sustain operations for a twelve-month period.  The Company believes it will start to generate revenue approximately six months after closing of the private placement.

Note: The Company planned the milestones based on quarters following the closing of the offering.

Quarter

0-3 Months
-Continue word-of-mouth campaign with Individual Proprietors
-Finalize sales and marketing material
-Secure web domain -Evaluate and hire web designer
-Finalize list of contract labor -Continue due diligence on small accounting and consulting business
-Initiate due diligence to indentify medium accounting and consultancy businesses -Initiate due diligence and identify contact persons with large auditing and consulting companies

4-6 Months
-Finalize web site development
-Continue with direct marketing efforts and word-of-mouth campaign with individual proprietors
-Establish direct marketing campaign to medium accounting and consultancy businesses
-Establish direct marketing campaign to large audit and consulting companies

-Evaluate and identify joint venture partners and relationships

7-9 Months
-Further nurture joint venture opportunities
-Continue efforts to market our services to individuals, small accounting firms, medium accounting firms, large audit firms and consulting businesses
-Initiate two-year marketing and overall business plan based on past six month’s progress

10-12 Months
-Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
-Analyze marketing efforts to date and address necessary decencies
-Evaluate need to hire employees versus using contract labor
-Finalize detailed two-year marketing and business plan

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date.  Spartan Business Services Corporation does plan to spend funds on Services Development as detailed in sections titled “Use of Proceeds”, “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation”.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Molly Blaszczak who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Spartan Business Services Corporation uses an administrative office located at 2200 Timber Rose Drive, Las Vegas, Nevada 89134.  Ms. Blaszczak, the sole officer and director of the Company provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-       Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-       Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-       Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-       Contains a toll-free number for inquiries on disciplinary actions;

-       Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-       Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-       The bid and offer quotations for the penny stock;

-       The compensation of the broker-dealer and its salesperson in the transaction;

-       The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-       Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Spartan Business Services Corporation has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent identified is Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701, having a telephone number of (727) 289-0010.

FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Spartan Business Services Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Spartan Business Services Corporation (A Development Stage Company) as of November 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on November 19, 2008 through November 30, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spartan Business Services Corporation (A Development Stage Company) as of November 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on November 19, 2008 through November 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of approximately $2,800, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
December 24, 2008

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

SPARTAN BUSINESS SERVICES CORP
(A Development Stage Company)

Balance sheet

As of
November 30,
2008
ASSETS

Current assets:
Cash and cash equivalents	$7,600
Total current assets	7,600

$7,600

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Advance from shareholder	$425
Total current liabilities	425

Commitments and contingencies	-

Stockholders' equity
Preferred stock; $.001 par value, 5,000,000 shares
authorized, zero shares issued and outstanding	-
Common stock; $.001 par value, 70,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Additional paid-in-capital	-
Deficit accumulated during development stage	(2,825)
Total stockholders' equity	7,175

Total liabilities and stockholders' equity	$7,600

The accompanying notes are an integral part of the financial statements

SPARTAN BUSINESS SERVICES CORP
(A Development Stage Company)

Statement of operations
For the period from inception (November 19, 2008) to November 30, 2008

November 19, 2008
(Inception)
through
November 30, 2008

Revenues	$-

Operating expenses
General and administrative	2,825
2,825

(Loss) from operations	(2,825)

Other income (expense)
Interest income	-
Interest expense	-
Loss before income taxes	(2,825)

Income tax expense	-
Net (loss)	$(2,825)

Basic and diluted loss per common share	$(0.000)

Basic and diluted weighted average common shares outstanding	10,000,000

The accompanying notes are an integral part of the financial statements

SPARTAN BUSINESS SERVICES CORP
(A Development Stage Company)

Statement of changes in stockholders' equity
For the period from inception (November 19, 2008) to November 30, 2008

						Accumulated
					Additional	Deficit during	Total
	Preferred stock		Common Stock		paid-in	Development	Shareholders'
	Shares	Amount	Shares	Amount	capital	Stage	(deficit)

Balance November 19, 2008 (date of inception)	-	$-	-	$-	$-	$-	$-

Common shares issued for cash on
November 25, 2008 at $0.001 per share	-	-	7,500,000	7,500	-	-	7,500
Common shares issued for service on
November 25, 2008 at $0.001 per share	-	-	2,500,000	2,500	-	-	2,500
Net (loss)	-	-	-	-	-	(2,825)	(2,825)

Balance November 30, 2008	-	$-	10,000,000	$10,000	$-	$(2,825)	$7,175

The accompanying notes are an integral part of the financial statements

SPARTAN BUSINESS SERVICES CORP
(A Development Stage Company)

Statement of cash flows
For the period from inception (November 19, 2008) to November 30, 2008

November 19, 2008
(Inception)
through
November 30, 2008

Operating activities:
Net loss	$(2,825)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock issued for services	2,500
Net cash (used in) operating activities	(325)

Financing activities:
Advance from shareholder	425
Proceeds from issuance of common stock	7,500
Net cash provided by financing activities	7,925

Net change in cash	7,600
Cash, beginning of period	-
Cash, ending of period	$7,600

Supplemental cash flow disclosures
Cash paid for:
Interest expense	$-
Income taxes	$-
Non-cash activities:
Issuance of common stock for services	$2,500

The accompanying notes are an integral part of the financial statements

SPARTAN BUSINESS SERVICES CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 1.  Nature of Business and Summary of Significant Accounting Policies

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are representations of management.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of business and organization
Spartan Business Services Corp. (the “Company”) was incorporated in the State of Nevada on November 19, 2008.  The Company’s principal business objective is to provide business plan writing services and general business consulting/services to start-up companies, small and medium business looking to expand, individuals, and other business and organizations.  We offer comprehensive services tailored to the client’s desired goal.  The Company’s operations have been limited to general administrative operations and are considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company
The Company filed its articles of incorporation with the Nevada Secretary of State on November 19, 2008, indicating Molly Blaszczak as the incorporator.  The company filed its initial list of officers and directors with the Nevada Secretary of State on November 19, 2008, indicating it’s President as Molly Blaszczak.

Going Concern
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company incurred net losses of approximately $2,800 from the period of November 19, 2008 (Date of Inception) through November 30, 2008 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern.  The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

 Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates.  Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur; more experience is acquired, as additional information is obtained and as the Company's operating environment changes.  Changes are made in estimates as circumstances warrant.  Such changes in estimates and refinement of estimation methodologies are reflected in the statements.

Note 1.  Nature of Business and Summary of Significant Accounting Policies – continued

Summary of accounting policies

Cash and cash equivalents
Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term instruments with a liquidation provision of three month or less.

Revenue recognition
The Company has no revenues to date from its operations.  Once revenues are generated, management will establish a revenue recognition policy.

Advertising costs
Advertising costs are generally expensed as incurred and are included in selling and marketing expenses in the accompanying statement of operations.

As of November 30, 2008, there was no advertising costs incurred.

Fair value of financial instruments
The Financial Accounting Standards Board’s Statement 107, “Disclosures about Fair Value of Financial Instruments”, requires the determination of fair value of the Company’s financial assets and liabilities.  The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies.  The carrying amounts of financial instruments including cash and advance from shareholder approximate their fair value because of their short maturities.

Income taxes
The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Net loss per common share
The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Comprehensive income
The Company accounts for comprehensive income (loss) in accordance with SFAS No. 130 "Reporting Comprehensive income" which requires comprehensive income (loss) and its components to be reported when a company has items of comprehensive income (loss).  Comprehensive income (loss) includes net income (loss) plus other comprehensive income (loss). There are no differences or reconciling items between net income and comprehensive income for the period ended November 30, 2008.

Note 1.  Nature of Business and Summary of Significant Accounting Policies – continued

Summary of accounting policies –continued

Concentration of credit risk
A significant amount of the Company’s assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009.  On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

New accounting pronouncements
In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

Note 1.  Nature of Business and Summary of Significant Accounting Policies – continued

Summary of accounting policies –continued

New accounting pronouncements -continued
In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its  financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s  financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

Note 1.  Nature of Business and Summary of Significant Accounting Policies – continued

Summary of accounting policies –continued

New accounting pronouncements -continued
In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s  financial position, results of operations or cash flows.

Note 2. Stockholders’ deficit

The Company's articles of incorporation provide for the authorization of seventy million (70,000,000) shares of common stock and five million (5,000,000) shares of preferred stock with par values of $0.001. Common stock holders have all the rights and obligations that normally pertain to stockholders of Nevada corporations.  As of November 30, 2008 the Company had 10,000,000 shares of common stock issued and outstanding.  The Company has not issued any shares of preferred stock.

On November 25, 2008 the Company issued 2,500,000 shares of common stock at $0.001 par value to  the Company’s president and shareholder for services provided valued at $2,500.

On November 25, 2008 the Company issued 7,500,000 shares of common stock at $0.001 par value to the Company’s president and shareholder for capital investment totaling $7,500.

Note 3.  Related party transactions

The Company issued 2,500,000 shares of common stock to its president/ shareholder for service provided valued at $2,500.

The Company issued 7,500,000 shares of common stock to its president/ shareholder for equity investment valued at $7,500.

Note 4. Income tax

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets as of November 30, 2008 are as follows:

Deferred tax assets:
Net operating loss	$2,825
Income tax rate	34%
960
Less valuation allowance	(960)
$-

Through November 30, 2008, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.  During the period ended November 30, 2008, the Company determined that it was more likely than not that it would not realize its deferred tax assets and a valuation allowance was recorded.  At November 30, 2008, the Company had approximately $2,800 of federal and state net operating losses.  The net operating loss carry forwards, if not utilized will begin to expire in 2027.

Reconciliations of the U.S. federal statutory rate to the actual tax rate follows for the period ended November 30, 2008 is as follows:

U.S. federal statutory income tax rate	34.0%
State tax - net of federal benefit	0.0%
34.0%
Increase in valuation allowance	(34.0%)
Effective tax rate	0.0%

Note 5. Property and equipment

As of November 30, 2008 the Company does not own any property and/or equipment. The Company currently is using one of the shareholders primary residences as office space. The company does not pay rent for the use of the space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $2,825 for the period from inception to November 30, 2008.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through November 30, 2008.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$7,600
Total assets	$7,600
Total liabilities	$425
Shareholders’ equity	$7,175

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $2,825 for the period from Inception to November 30, 2008. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The working capital requirements and the projected milestones are approximations and subject to adjustments.  Our 12-month budget is based on minimum operations, which will be completely funded by the $40,000 raised through this offering.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate sales to begin approximately six months following closing of the offering.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

0- 3 MONTHS

Management will continue the word-of-mouth campaign with Individual Proprietors and potential referral candidates.  Marketing efforts will also consist of due diligence on small accounting and consulting businesses.  During this timeframe, we plan to identify medium size accounting firms and consulting businesses that use our services offered.  We plan to purchase a computer, programs, and printer for $2,000 that is budgeted in the Office Equipment and Furniture line item in the Use of Proceeds.  We have budgeted $500 in Sales and Marketing to secure a web domain and research and place an initial deposit with a web designer.  The Company has budgeted $2,000 for Sales and Marketing material including brochures and flyers that we expect to finalized during this timeframe.  Our goal for this timeframe continues with initiating due diligence to identify referral source persons within large auditing and consulting companies and finalizing our short-list of contract labor.

4-6 MONTHS

Spartan Business Services plans to finalize the web site development at an additional cost of $500 budgeted in the Sales and Marketing line item.  The Company plans to continue with the direct marketing and word-of-mouth campaigns.  In addition, we plan to establish a direct marketing campaign to attract business from large audit and consulting companies.  Most of the expenditures associated with these efforts will amount to lunches, entertainment and related incidentals.  We have budgeted $1,800 in the Sales and Marketing line item to address the costs.  Towards the end of this quarter, we plan to start generating revenue from our services.  We have budgeted $3,000 in the Salaries/Contractors line item pay our employees/contractors.  The company anticipates a delay in payment for services and we have planned for this potential situation in advance.

7-9 MONTHS

The Company plans further nurture relationships with small, medium and large accounting and consulting businesses.  By this stage of operations, we anticipate finding additional potential revenue generating business services that we intend to pursue.  We have budgeted $5,000 for targeted and tailored marketing material and related activities.  During this period, the Company has budgeted $5,000 for the salaries of employees and or contractors.  We anticipate generating revenue during this timeframe, but we have allocated these funds as a contingency plan for account receivable delays due to negotiated term payments from clients.  Additional planned responsibilities include initiating a two-year overall business plan.

10-12 MONTHS

By the fourth quarter of operations, we expect to have a base of clients to sustain operations.  In the Salaries/Contractors budget, we have budgeted $3,000 to pay for any administrative employee expenses incurred as a result of performing duties for our clients.  We have budget $3,200 in the Sales and Marketing line item for expenses incurred tailoring any marketing material to target opportunities and to cover any related expenses.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness.  In addition, we plan to evaluate our need to hire employees or use contract labor.  This review of our operations to date will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company.  In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on sales and marketing

Note: The Company planned milestones are based on quarters following the closing of the offering.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected an August 31, year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from inception (November 19, 2008) to November  30, 2008.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $7,600 in cash and cash equivalent at November 30, 2008.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is August 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, November 19, 2008, to November 30, 2008 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is et forth below:

Name Molly Blaszczak	Age 48	First Year as Director November 2008	Position President, Chief Executive Officer, Secretary, Chief Financial Officer, Principle Accounting Officer, Sole Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

MOLLY BLASZCZAK, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Ms. Blaszczak has a background in management and marketing on a national basis.  She is currently employed by Summit Business Services Corporation; a company she co-founded in 2007.   Her duties include marketing of services and general administrative activities.  Prior work experience includes Regional Marketing Director of Oakland County Visiting Nurse Association.  Responsibilities included, marketing of nurse support to physicians, hospitals, nursing homes and individuals.  Additional responsibilities included fund raising for United Way and community education.  From 1986-1992 Ms. Blaszczak was employed by Medco, Inc.  She held various positions within the Company and in 1988 became the National Marketing Director.  Her duties included oversight of affiliate offices located across the United States.  She was responsible for business planning, marketing, and recruitment of medical personnel.  Prior to 1986, she worked in marketing in the service and personnel placement sector.

She received a Bachelor of Communications degree from Oakland University in 1986.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation, other than shares of common stock previously issued, for her services during the development stage of our business operations.  She is reimbursed for any out-of-pocket expenses that she incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Molly Blaszczak	2008	-	-	-	10,000,000	-	-	-
President, Secretary, Treasurer, and Director

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on November 19, 2008, Spartan Business Services Corporation compensated Ms. Blaszczak, the president, secretary and treasurer, 2,500,000 shares of common stock for services valued at $2,500 on November 25, 2008. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Molly Blaszczak, President, CEO, and	10,000,000	100%	71%
	Director

All Officers and
Directors as a
Group		10,000,000	100%	71%

1.  The address of each executive officer and director is c/o Spartan Business Services Corporation, 2200 Timber Rose Drive, Las Vegas, Nevada 89134.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by Spartan Business Services Corporation. The aggregate amount of shares to be issued and outstanding after the offering is 14,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell her shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Molly Blaszczak is our sole officer and director.  We are currently operating out of the premises of Ms. Blaszczak, the officer and director of our Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On November 25, 2008 the Company issued a total of 2,500,000 shares of common stock to Ms. Blaszczak for services valued at $2,500 or at $0.001 par value.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Spartan Business Services Corporation in connection with registering the sale of the common stock. Spartan Business Services Corporation has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$1,500
Accounting Fees	$3,500
Blue Sky Qualifications	$1,000

Total:	$6,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Spartan Business Services Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Spartan Business Services Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Spartan Business Services Corporation request as an officer or director. Spartan Business Services Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Spartan Business Services Corporation’s best interests. In a criminal action, he/she must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Spartan Business Services Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Spartan Business Services Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Spartan Business Services Corporation or is or was serving at the request of Spartan Business Services Corporation as a director, officer, employee or agent of Spartan Business Services Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Spartan Business Services Corporation. Spartan Business Services Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Spartan Business Services Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

The Issuer has not since inception raised any funds through sales of its common stock.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaws

5	Opinion of Joseph L. Pittera, Esq.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

a) Subscription Agreement b) Escrow Agreement

UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Spartan Business Services Corporation includes the following undertakings in this Registration Statement:

The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on March 23, 2009.

Spartan Business Services Corporation
(Registrant)

By: /s/ Molly Blaszczak
Molly Blaszczak
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Molly Blaszczak Molly Blaszczak	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	March 23, 2009